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                                                                    Exhibit 16.2



May 21, 1998
Securities and Exchange Commission
Washington, D.C. 20549

We were previously the independent accountants for Colorado Business Bankshares, Inc., and on January 12, 1996, we reported on the consolidated statements of income, stockholders' equity and cash flows of Colorado Business Bankshares, Inc. and subsidiaries for the year ended December 31, 1995.

We have read Colorado Business Bankshares, Inc.'s statements included in the section entitled "Changes in Accountants" of its Registration Statement on Form SB-2, and we agree with such statements.



                                    McGLADREY & PULLEN, LLP